     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2002

                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ENCOMPASS SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

              TEXAS                                      76-0535259
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

     3 GREENWAY PLAZA, SUITE 2000                           77046
           HOUSTON, TEXAS                                (Zip code)
(Address of principal executive offices)

                            ENCOMPASS EMPLOYEE STOCK
                                 PURCHASE PLAN
                              (Full title of plan)

                                 GRAY H. MUZZY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          3 GREENWAY PLAZA, SUITE 2000
                              HOUSTON, TEXAS 77046
                    (Name and address of agent for service)

                                 (713) 860-0100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                           Proposed
   Title of Securities          Amount to be          Maximum Aggregate              Amount of
  to be Registered (1)           Registered           Offering Price (2)         Registration Fee
-----------------------------------------------------------------------------------------------------
      Common Stock,
     $.001 par value          1,000,000 shares            $1,700,000                  $156.40
=====================================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Registrant's Common Stock as may become issuable pursuant to the antidilution provisions of the Encompass Employee Stock Purchase Plan.
(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on April 5, 2002 ($1.70 per share).

                                     PART I

                    STATEMENT UNDER GENERAL INSTRUCTION E -
                     REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about May 12, 1999 (SEC File No. 333-78311) (the "Previous Form S-8") in connection with the GroupMAC Employee Stock Purchase Plan. The Registrant has since changed its name to Encompass Services Corporation and the name of the plan to the Encompass Employee Stock Purchase Plan (the "Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan. The contents of the Previous Form S-8 and periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

5.1   Opinion of Gray H. Muzzy, Senior Vice President, General Counsel and
      Secretary

23.1  Consent of KPMG LLP

23.2  Consent of PricewaterhouseCoopers LLP

23.3  Consent of Gray H. Muzzy (included in his opinion filed as Exhibit 5.1)

24.1  Powers of Attorney

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2002.

                                    ENCOMPASS SERVICES CORPORATION

                                     /s/ Gray H. Muzzy
                                    ------------------
                                    Gray H. Muzzy

                                    Senior Vice President,

                                    General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the indicated capacities on April 5, 2002.


Signature                                                           Title
---------                                                           ------

/s/  J. Patrick Millinor, Jr.*                         Chairman of the Board; Director
------------------------------------------
   J. Patrick Millinor, Jr.


/s/  Joseph M. Ivey                                          President and Chief
------------------------------------------               Executive Officer; Director
   Joseph M. Ivey                                       (principal executive officer)



/s/  Darren B. Miller                         Senior Vice President and Chief Financial Officer
------------------------------------------              (principal financial officer)
   Darren B. Miller


/s/  L. Scott Biar                                Vice President, Chief Accounting Officer
------------------------------------------             (principal accounting officer)
   L. Scott Biar


/s/  Andrew Africk*                                               Director
------------------------------------------
   Andrew Africk


/s/  Vincent W. Eades*                                            Director
------------------------------------------
   Vincent W. Eades


/s/  Michael Gross*                                               Director
------------------------------------------
Michael Gross


/s/  Scott Kleinman *                                             Director
------------------------------------------
   Scott Kleinman


/s/  Donald L. Luke *                                             Director
------------------------------------------
  Donald L. Luke


/s/  Lucian L. Morrison*                                          Director
------------------------------------------
   Lucian L. Morrison


/s/  William M. Mounger, II*                                      Director
------------------------------------------
   William M. Mounger, II


/s/  John M. Sullivan*                                            Director
------------------------------------------
  John M. Sullivan


*By:  /s/ Gray H. Muzzy
    --------------------------------------
     Gray H. Muzzy
  (Attorney-in-Fact for persons indicated)

